Exhibit 10.2

AMENDMENT NUMBER I to

ASSET PURCHASE AGREEMENT

This AMENDMENT NUMBER 1 (this “Amendment”) to the ASSET PURCHASE AGREEMENT, dated as of October 10, 2002 (the “Agreement”), by and between Nutri/System, Inc., a Delaware corporation (“Seller”), and Beverage Acquisition Corporation, a Delaware corporation (“Buyer”) is made as of the 24th day of December, 2002. Capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms in the Agreement.

1.             Amendment to Section 2.3. Section 2.3 of the Agreement is hereby amended by deleting Section 2.3 in its entirety and replacing it with the following:

“2.3 Purchase Price. As consideration for Seller’s sale, transfer, assignment, conveyance and delivery of the Purchased Assets hereunder Buyer shall deliver to Seller the Purchase Price, consisting of:

(a)   One Hundred Fifty Thousand Dollars ($150,000) in cash at Closing;

(b)   A promissory note (the “Promissory Note”) with an initial principal amount of Fifty Thousand Dollars ($50,000), bearing interest at the rate of 8% and payable on March 24, 2003.

(c)   Additional cash in the form of a deferred payment equal to 1% of the Net Sales, payable to Seller quarterly on sales generated in the 19th through 36th month after Initial Rollout, paid on a quarterly basis within 30 days of each fiscal quarter end.

(d)   Buyer Common Stock Purchase Warrant Agreement.

The value of the Purchase Price shall be allocated among the Purchased Assets in the manner required by Section 1060 of the Code and regulation thereunder. Buyer and Seller mutually agree to allocate the Purchase Price to intangible assets. Buyer and Seller agree to each prepare and file on a timely basis with the Internal Revenue Service substantially identical and supplemental Internal Revenue Service Forms 8594 ‘Asset Acquisition Statements Under Section 1060.’”

2.             Amendment to Section 3.2(b). Section 3.2(b) of the Agreement is hereby amended by deleting Section 3.2(b) in its entirety and replacing it with the following:

“(b) Buyer’s Deliveries. At the Closing, Buyer shall execute and deliver to Seller or Seller’s Affiliates;

(i)            One Hundred Fifty Thousand Dollars ($150,000) in cash;

(ii)           the Promissory Note;

(iii)          the Buyer Common Stock Purchase Warrant;

(iv)          UCC-1 Financing Statement;

(v)           Trademark Assignment

(vi)          certificate of corporate good standing of Buyer dated not more than tea (10) days prior to the Closing Date;

(vii)         a certificate by the Secretary of Buyer stating that this Agreement and the transactions contemplated thereby have been approved by its Board of Directors and shareholders, if necessary, together with a certified copy of resolutions evidencing such approvals; and

(viii)        the consents, certificates and other documents required by Article VII in form reasonably satisfactory to Seller.”

3.             Buyer Common Stock Purchase Agreement. Buyer and Seller acknowledge that the “Buyer Common Stock Purchase Agreement” shall mean a purchase warrant entitling the holder to purchase 200,000 shares of common stock of Sweet Success Enterprises, Inc., a Nevada corporation, at a price of $5.00 per share in substantially the form attached to the Agreement as Exhibit D.

4.             Accredited Investor. Seller represents and warrants to Buyer that it is an “accredited investor” as defined in Rule 501 promulgated under the Securities Act of 1933, as amended.

5.             Limited Amendment. Except as amended by this Amendment and as the context may otherwise require to give effect to the intent and purposes of this Amendment, the Agreement shall remain in full force and effect without any other amendments or modifications.

6.             Counterparts. This Amendment be executed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

7.             Entire Agreement. This Amendment, together with the Agreement, and the exhibits and schedules thereto, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein.  This Amendment, together with the Agreement, and the exhibits and schedules thereto, supersede all prior agreements and understandings between the parties with respect to such subject matter.

8.             Incorporation by Reference. Sections 1l.2, 11.3, 11.4, 11.5, 11.8, 11.9 and 11.10 of the Agreement are incorporated herein by reference as if included herein.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers, as of the date first above written.

NUTRI/SYSTEM, INC.

By:	/s/ James D Brown	(SEAL)
	Name:	James D Brown
	Title:	CFO

BEVERAGE ACQUISITION CORPORATION

By:	/s/ William Albright	(SEAL)
	Name:	William Albright
	Title:	President